UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2002

HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23653	76-487309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 361-2600
(Registrant's telephone number, including area code)

Item 5.         Other Events.

            On March 27, 2002, Horizon Offshore, Inc. (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Raymond James & Associates, Inc. ("Raymond James"), for the sale of 3,000,000 shares of its common stock, $1.00 par value per share. The Underwriting Agreement is included as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The offering will be made on a firm commitment basis.

            The offering will generate approximately $30.8 million in net proceeds to the Company. The Company will use approximately $20 million to repay amounts owed under the Company's revolving credit facilities and the remaining proceeds will be used for general working capital purposes.

Item 7.         Financial Statements and Exhibits.
(a)	Exhibits.

	1.1	Underwriting Agreement dated March 27, 2002, between Horizon Offshore, Inc. and Raymond James & Associates, Inc.

	99	Press release issued by Horizon Offshore, Inc. on March 28, 2002.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By: /S/ DAVID W. SHARP
David W. Sharp Executive Vice President and Chief Financial Officer

Dated: March 28, 2002